UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

As previously discussed in Item 2.01 of a Current Report on Form 8-K filed on January 2, 2009, Nektar Therapeutics, a Delaware corporation (“Nektar”), and Aerogen, Inc., a Delaware corporation and a subsidiary of Nektar, completed the sale of certain assets and obligations related to Nektar’s pulmonary business, associated technology and intellectual property to Novartis Pharmaceuticals Corporation and Novartis Pharma AG for a purchase price of $115.0 million in cash on December 31, 2008.

The pro forma financial information required to be filed under Item 9.01(b) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2008 and the twelve months ended December 31, 2007 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future.

(d) Exhibits

Exhibit Number	Description
99.1	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

	By:	/s/ Gil M. Labrucherie
Date: March 4, 2009		Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Pro forma financial information.